Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	590 East Middlefield Road
650-435-3318	Mountain View, CA 94043
Kathleen.Nemeth@Omnicell.com

Omnicell Reports Fiscal Year and Fourth Quarter 2021 Results

2021 Total Product Bookings of $1.217 billion
Full Year 2021 Revenues of $1.132 billion
Ended Year with 151 Long-Term, Sole-Source Agreements with the Top 300 U.S. Health Systems
Entered 2022 with Product Backlog of $1.254 billion

MOUNTAIN VIEW, Calif. -- February 14, 2022 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leading provider of medication management solutions and adherence tools for healthcare systems and pharmacies, today announced results for its fourth quarter and fiscal year ended December 31, 2021.
GAAP Results
Total GAAP revenues for the fourth quarter of 2021 were $311.0 million, up $61.8 million, or 25%, from the fourth quarter of 2020. The strong increase in GAAP revenues reflects strong demand for Omnicell’s medication management adherence automation solutions, as well as the contribution of revenues from the acquisition of RxInnovation Inc., operating as FDS Amplicare (“FDS Amplicare”) in the third quarter of 2021.
Total revenues for the year ended December 31, 2021 were $1.132 billion, up $239.8 million, or 27%, from the year ended December 31, 2020.
GAAP net income for the fourth quarter 2021 was $14.0 million, or $0.28 per diluted share. This compares to GAAP net income of $16.4 million, or $0.37 per diluted share, for the fourth quarter of 2020.
GAAP net income for the year ended December 31, 2021 was $77.8 million, or $1.62 per diluted share. This compares to GAAP net income of $32.2 million, or $0.74 per diluted share, for the year ended December 31, 2020.
Non-GAAP Results
Total non-GAAP revenues for the fourth quarter of 2021 were $311.7 million, up $62.5 million, or 25%, from the fourth quarter of 2020. The strong increase in non-GAAP revenues reflects strong demand for Omnicell’s medication management adherence automation solutions, as well as the contribution of revenues from the acquisition of FDS Amplicare® in the third quarter of 2021.
Total non-GAAP revenues for the year ended December 31, 2021 were $1.133 billion, up $240.6 million, or 27%, from the year ended December 31, 2020.
Total non-GAAP net income for the fourth quarter of 2021 was $43.5 million, or $0.92 per diluted share. This compares to non-GAAP net income of $40.2 million, or $0.91 per diluted share, for the fourth quarter of 2020.
Non-GAAP net income for the year ended December 31, 2021 was $175.1 million, or $3.81 per diluted share. This compares to non-GAAP net income of $111.3 million, or $2.54 per diluted share, for the year ended December 31, 2020.
Non-GAAP EBITDA for the fourth quarter of 2021 was $52.0 million. This compares to non-GAAP EBITDA of $51.6 million for the fourth quarter of 2020.
Non-GAAP EBITDA for the year ended December 31, 2021 was $229.6 million. This compares to non-GAAP EBITDA of $159.4 million for the year ended December 31, 2020.

Total product bookings for the year ended December 31, 2021 were $1.217 billion compared to $1.002 billion for the year ended December 31, 2020, or an increase of 21% year-over-year. Total product backlog for the year ended December 31, 2021 was $1.254 billion compared to $924 million for the year ended December 31, 2020, or an increase of 36% year-over-year. We consider backlog that is expected to be converted to revenues in more than twelve months to be long-term backlog. The long-term portion of the product backlog was $439 million and $307 million as of December 31, 2021 and 2020, respectively.
During the fourth quarter of 2021, Omnicell completed its acquisitions of MarkeTouch Media LLC (“MarkeTouch Media”), a pharmacy software solutions provider, and ReCept Holdings, Inc. (“ReCept”), a provider of specialty pharmacy management services. The MarkeTouch Media acquisition adds mobile and web-based technology and patient engagement solutions, which is expected to expand the footprint of EnlivenHealth® across the retail pharmacy sector, while enhancing potential growth opportunities in new market segments like specialty pharmacy and pharmacy benefits management. The addition of ReCept’s specialty pharmacy management services for health systems, provider groups, and federally qualified health centers expands Omnicell’s Advanced Services portfolio in an effort to address the growing and complex specialty pharmacy market. The results of operations of MarkeTouch Media and ReCept have been included in our consolidated results of operations beginning December 31, 2021 and December 29, 2021, respectively.
“We achieved record bookings, revenues, and non-GAAP EBITDA in 2021, supported by robust customer demand for our differentiated solutions that exceeded our expectations,” said Randall Lipps, Chairman, President, Chief Executive Officer, and founder of Omnicell. “We believe our outstanding results are a reflection of the strong commitment and consistent execution by our teams and, importantly, demonstrate to us that our strategy to transform the pharmacy care delivery model through automation and tech-enabled services is working. As the constrained labor market continues to impact acute care and the retail environment, we believe Omnicell is uniquely positioned to assist our customers in addressing these challenges by automating manual medication management processes that are ultimately designed to improve patient outcomes. Our business has proven to be very resilient and our innovation pipeline is strong, which should position us well for continued value creation in 2022 and beyond.”
2022 Guidance
For the full year 2022, the Company expects product bookings to be between $1.370 billion and $1.430 billion. The Company expects full year 2022 total GAAP and non-GAAP revenues to be between $1.385 billion and $1.410 billion. The Company expects full year 2022 GAAP and non-GAAP product revenues to be between $950 million and $965 million, and full year 2022 GAAP and non-GAAP service revenues to be between $435 million and $445 million. The Company expects full year 2022 non-GAAP EBITDA to be between $243 million and $255 million. The Company expects full year 2022 non-GAAP earnings to be between $3.75 and $3.95 per share.
For the first quarter of 2022, the Company expects total GAAP and non-GAAP revenues to be between $312 million and $318 million. The Company expects first quarter 2022 GAAP and non-GAAP product revenues to be between $216 million and $219 million, and first quarter 2022 GAAP and non-GAAP service revenues to be between $96 million and $99 million. The Company expects first quarter 2022 non-GAAP EBITDA to be between $45 million and $49 million. The Company expects first quarter 2022 non-GAAP earnings to be between $0.65 and $0.72 per share.
Our first quarter and full year 2022 guidance includes the anticipated contributions of ReCept, MarkeTouch Media, and the previously-acquired FDS Amplicare, the integration costs of such acquisitions, as well as the anticipated effects of the current inflationary environment.
The table below summarizes Omnicell’s 2022 guidance outlined above.

	Q1 2022	2022
Product Bookings	Not provided	$1.370 billion - $1.430 billion
Total GAAP and Non-GAAP Revenues	$312 million - $318 million	$1.385 billion - $1.410 billion
GAAP and Non-GAAP Product Revenues	$216 million - $219 million	$950 million - $965 million
GAAP and Non-GAAP Service Revenues	$96 million - $99 million	$435 million - $445 million
Non-GAAP EBITDA	$45 million - $49 million	$243 million - $255 million
Non-GAAP Earnings Per Share	$0.65 - $0.72	$3.75 - $3.95
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.

Omnicell Conference Call Information
Omnicell will hold a conference call today, Monday, February 14, 2022 at 1:30 p.m. PT to discuss its fourth quarter and year end 2021 financial results. The conference call can be accessed by dialing 1-888-550-5424 within the U.S. or 1-646-960-0819 for all other locations. The Conference ID # is 5370673. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at http://ir.omnicell.com/events-and-presentations/.

About Omnicell
Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the industry vision of the Autonomous Pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings.
Facilities worldwide use our automation and analytics solutions to increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. Institutional and retail pharmacies across North America, the United Kingdom, Germany, and Australia leverage our innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.
To learn more, visit www.omnicell.com. From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL, the Omnicell logo, AMPLICARE, and ENLIVENHEALTH are registered trademarks of Omnicell, Inc. or one of its subsidiaries.
Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected bookings, GAAP and non-GAAP revenues, including GAAP and non-GAAP product and service revenues, respectively, non-GAAP EBITDA, and non-GAAP earnings per share; planned new products and services and the related expected benefits; and statements about Omnicell’s strategy, plans, objectives, goals, and vision. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) risks related to the ongoing COVID-19 pandemic (including new variants of the virus), (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (iv) unfavorable general economic and market conditions or reduction in demand for our solutions, (v) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (vi) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vii) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, (viii) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, (ix) risks associated with operating in foreign countries, (x) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xi) Omnicell’s ability to protect its intellectual property, (xii) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (xiii) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xiv) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, and (xv) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP revenues excludes from its GAAP equivalent item a) below; non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), c), and e) below; non-GAAP operating expenses excludes from its GAAP equivalents items b), c), d), e), h), and i) below; non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), d), e), h), and i) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through j) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), b), d), e), f), g), h), and i) below:
a)Acquisition accounting impact related to deferred revenues. In connection with the recent acquisition of FDS Amplicare, we recorded a fair value adjustment to acquired deferred revenues as part of the purchase accounting in accordance with GAAP. The adjustment represents revenues that would have been recognized in the normal course of business by FDS Amplicare if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements. The non-GAAP adjustment to our revenues is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business.
b)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.
c)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
d)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of less acquisitive peer companies.
e)Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
f)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of term loan and revolving credit facilities, as well as the issuance of convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
g)Amortization of discount on convertible senior notes. We excluded from our non-GAAP results the amortization of the imputed discount on our convertible senior notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability and equity components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize the imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our convertible senior notes. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.
h)Intellectual property (“IP”) and legal entities restructuring costs. We excluded from our non-GAAP results the expenses related to IP and legal entities’ restructuring events, such as legal and tax consulting costs. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
i)Certain litigation costs. We excluded non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
j)Tax impact of IP restructuring. We excluded from our non-GAAP results the tax impact related to the release of a net uncertain tax benefit as a result of effective settlement with the tax authorities related to prior IP restructuring. This impact is unrelated to our ongoing operations, and we do not expect it to occur in the ordinary course of business. We believe that excluding this impact provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenues:
Product revenues	$223,506	$175,679	$812,512	$636,031
Services and other revenues	87,528	73,523	319,506	256,177
Total revenues	311,034	249,202	1,132,018	892,208
Cost of revenues:
Cost of product revenues	119,258	91,264	422,855	354,004
Cost of services and other revenues	42,483	34,284	154,510	124,912
Total cost of revenues	161,741	125,548	577,365	478,916
Gross profit	149,293	123,654	554,653	413,292
Operating expenses:
Research and development	21,946	15,482	75,716	70,161
Selling, general, and administrative	115,758	87,958	389,430	307,605
Total operating expenses	137,704	103,440	465,146	377,766
Income from operations	11,589	20,214	89,507	35,526
Interest and other income (expense), net	(4,785)	(6,338)	(23,500)	(6,177)
Income before provision for income taxes	6,804	13,876	66,007	29,349
Benefit from income taxes	(7,177)	(2,501)	(11,842)	(2,845)
Net income	$13,981	$16,377	$77,849	$32,194
Net income per share:
Basic	$0.32	$0.39	$1.79	$0.76
Diluted	$0.28	$0.37	$1.62	$0.74
Weighted-average shares outstanding:
Basic	44,015	42,510	43,475	42,583
Diluted	49,849	44,001	47,943	43,743

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$349,051	$485,928
Accounts receivable and unbilled receivables, net	240,894	190,117
Inventories	119,924	96,298
Prepaid expenses	22,499	16,027
Other current assets	48,334	41,044
Total current assets	780,702	829,414
Property and equipment, net	71,141	59,073
Long-term investment in sales-type leases, net	18,391	22,156
Operating lease right-of-use assets	48,549	55,114
Goodwill	738,900	499,309
Intangible assets, net	277,616	168,211
Long-term deferred tax assets	15,883	15,019
Prepaid commissions	63,795	56,919
Other long-term assets	127,519	119,289
Total assets	$2,142,496	$1,824,504

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,513	$40,309
Accrued compensation	71,130	55,750
Accrued liabilities	133,167	80,311
Deferred revenues, net	112,196	100,053
Convertible senior notes, net	488,152	—
Total current liabilities	876,158	276,423
Long-term deferred revenues	20,194	5,673
Long-term deferred tax liabilities	51,705	39,633
Long-term operating lease liabilities	39,911	48,897
Other long-term liabilities	7,839	19,174
Convertible senior notes, net	—	467,201
Total liabilities	995,807	857,001
Total stockholders’ equity	1,146,689	967,503
Total liabilities and stockholders’ equity	$2,142,496	$1,824,504

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year Ended December 31,
	2021	2020
Operating Activities
Net income	$77,849	$32,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,990	61,067
Loss on disposal of property and equipment	433	267
Share-based compensation expense	53,160	44,697
Deferred income taxes	(3,272)	(6,546)
Amortization of operating lease right-of-use assets	11,941	10,528
Amortization of debt issuance costs	3,440	1,597
Amortization of discount on convertible senior notes	18,608	4,766
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(40,973)	36,842
Inventories	(25,695)	12,359
Prepaid expenses	(5,678)	(2,081)
Other current assets	2,801	(6,408)
Investment in sales-type leases	3,346	(2,882)
Prepaid commissions	(6,876)	(8,057)
Other long-term assets	(3,258)	(7,675)
Accounts payable	29,084	(6,300)
Accrued compensation	12,312	11,595
Accrued liabilities	34,859	4,374
Deferred revenues	24,179	7,620
Operating lease liabilities	(12,503)	(9,543)
Other long-term liabilities	(14,938)	7,456
Net cash provided by operating activities	231,809	185,870
Investing Activities
Software development for external use	(29,368)	(32,024)
Purchases of property and equipment	(28,967)	(22,842)
Business acquisitions, net of cash acquired	(354,163)	(225,000)
Net cash used in investing activities	(412,498)	(279,866)
Financing Activities
Proceeds from revolving credit facility	—	150,000
Repayment of revolving credit facility	—	(200,000)
Payments for debt issuance costs for revolving credit facility	—	(550)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	559,665
Purchase of convertible note hedge	—	(100,625)
Proceeds from sale of warrants	—	51,290
Proceeds from issuances under stock-based compensation plans	67,348	54,270
Employees’ taxes paid related to restricted stock units	(16,286)	(8,738)
Stock repurchases	—	(53,035)
Change in customer funds, net	(3,699)	3,992
Net cash provided by financing activities	47,363	456,269
Effect of exchange rate changes on cash and cash equivalents	(974)	437
Net increase (decrease) in cash, cash equivalents, and restricted cash	(134,300)	362,710
Cash, cash equivalents, and restricted cash at beginning of period	489,920	127,210
Cash, cash equivalents, and restricted cash at end of period	$355,620	$489,920
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$349,051	$485,928
Restricted cash included in Other current assets	6,569	3,992
Cash, cash equivalents, and restricted cash at end of period	$355,620	$489,920

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$311,034	$249,202	$1,132,018	$892,208
Acquisition accounting impact related to deferred revenues	685	—	780	—
Non-GAAP revenues	$311,719	$249,202	$1,132,798	$892,208

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$149,293	$123,654	$554,653	$413,292
GAAP gross margin	48.0%	49.6%	49.0%	46.3%
Share-based compensation expense	2,104	1,811	7,994	7,469
Amortization of acquired intangibles	3,228	2,901	11,438	9,001
Acquisition accounting impact related to deferred revenues	685	—	780	—
Severance-related expenses	—	—	389	2,564
Non-GAAP gross profit	$155,310	$128,366	$575,254	$432,326
Non-GAAP gross margin	49.8%	51.5%	50.8%	48.5%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$137,704	$103,440	$465,146	$377,766
GAAP operating expenses % to total revenues	44.3%	41.5%	41.1%	42.3%
Share-based compensation expense	(12,579)	(9,852)	(45,166)	(37,228)
Amortization of acquired intangibles	(4,560)	(3,545)	(14,900)	(10,601)
Acquisition-related expenses	(4,392)	(2,482)	(11,150)	(5,603)
Severance-related and other expenses (a)	(350)	(1,113)	(2,932)	(9,385)
Non-GAAP operating expenses	$115,823	$86,448	$390,998	$314,949
Non-GAAP operating expenses as a % of total non-GAAP revenues	37.2%	34.7%	34.5%	35.3%

Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income from operations	$11,589	$20,214	$89,507	$35,526
GAAP operating income % to total revenues	3.7%	8.1%	7.9%	4.0%
Share-based compensation expense	14,683	11,663	53,160	44,697
Amortization of acquired intangibles	7,788	6,446	26,338	19,602
Acquisition accounting impact related to deferred revenues	685	—	780	—
Acquisition-related expenses	4,392	2,482	11,150	5,603
Severance-related and other expenses (a)	350	1,113	3,321	11,949
Non-GAAP income from operations	$39,487	$41,918	$184,256	$117,377
Non-GAAP operating margin (non-GAAP operating income as a % of total non-GAAP revenues)	12.7%	16.8%	16.3%	13.2%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$13,981	$16,377	$77,849	$32,194
Tax impact of IP restructuring	—	—	(6,202)	—
Share-based compensation expense	14,683	11,663	53,160	44,697
Amortization of acquired intangibles	7,788	6,446	26,338	19,602
Acquisition accounting impact related to deferred revenues	685	—	780	—
Acquisition-related expenses	4,392	2,482	11,150	5,603
Severance-related and other expenses (a)	350	1,113	3,321	11,949
Amortization of debt issuance costs	870	843	3,440	1,597
Amortization of discount on convertible senior notes	4,734	4,517	18,608	4,766
Tax effect of the adjustments above (b)	(3,949)	(3,234)	(13,360)	(9,139)
Non-GAAP net income	$43,534	$40,207	$175,084	$111,269

Reconciliation of GAAP net income per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	49,849	44,001	47,943	43,743
Shares - diluted Non-GAAP (c)	47,256	43,956	45,899	43,743

GAAP net income per share - diluted	$0.28	$0.37	$1.62	$0.74
Tax impact of IP restructuring	—	—	(0.14)	—
Share-based compensation expense	0.31	0.26	1.16	1.01
Amortization of acquired intangibles	0.16	0.14	0.58	0.45
Acquisition accounting impact related to deferred revenues	0.01	—	0.02	—
Acquisition-related expenses	0.09	0.06	0.24	0.13
Severance-related and other expenses	0.01	0.03	0.07	0.27
Amortization of debt issuance costs	0.02	0.02	0.07	0.04
Amortization of discount on convertible senior notes	0.10	0.10	0.41	0.11
Non-GAAP dilutive shares impact from convertible note hedge transaction (c)	0.02	—	0.07	—
Tax effect of the adjustments above (b)	(0.08)	(0.07)	(0.29)	(0.21)
Non-GAAP net income per share - diluted	$0.92	$0.91	$3.81	$2.54

Reconciliation of GAAP net income to non-GAAP EBITDA (d):
GAAP net income	$13,981	$16,377	$77,849	$32,194
Share-based compensation expense	14,683	11,663	53,160	44,697
Interest (income) and expense, net	(359)	(82)	161	360
Depreciation and amortization expense	19,850	17,164	72,990	61,067
Acquisition accounting impact related to deferred revenues	685	—	780	—
Acquisition-related expenses	4,392	2,482	11,150	5,603
Severance-related and other expenses (a)	350	1,113	3,321	11,949
Amortization of debt issuance costs	870	843	3,440	1,597
Amortization of discount on convertible senior notes	4,734	4,517	18,608	4,766
Income tax benefit	(7,177)	(2,501)	(11,842)	(2,845)
Non-GAAP EBITDA	$52,009	$51,576	$229,617	$159,388
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total non-GAAP revenues)	16.7%	20.7%	20.3%	17.9%

_________________________________________________
(a)For the three months and year ended December 31, 2021, other expenses included approximately $0.3 million and $1.3 million of certain litigation costs, respectively. For the three months ended December 31, 2020, other expenses included approximately $0.1 million of IP and legal entities restructuring costs, and $1.0 million of certain litigation costs. For the year ended December 31, 2020, other expenses included approximately $1.0 million of IP and legal entities restructuring costs, and $1.0 million of certain litigation costs.
(b)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2021 and 2020.
(c)For the three months and year ended December 31, 2021, non-GAAP diluted shares exclude approximately 2.6 million and 2.0 million shares, respectively, related to the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. For the three months ended December 31, 2020, non-GAAP diluted shares exclude less than 0.1 million shares.
(d)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$59,632	$76,448	$231,809	$185,870
Software development for external use	(5,227)	(6,115)	(29,368)	(32,024)
Purchases of property and equipment	(11,075)	(5,577)	(28,967)	(22,842)
Non-GAAP free cash flow	$43,330	$64,756	$173,474	$131,004